EXHIBIT 11
                            WINLAND ELECTRONICS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)


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                                            Three Months Ended                               Six Months Ended
                                               June  30,                                   June 30,
                                        1997                    1996                    1997                  1996
Earning:
   Net Income(Loss):                 $  79,234               $   (10,697)               $207,571               $ 60,873
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Primary Earnings(Loss)Per Share      $   0.028               $    (0.004)               $  0.074               $  0.024
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Shares:
 Weighted average number of
  common shares outstanding          2,798,634                 2,587,833               2,788,343              2,585,584
 Assuming exercise of options
  and warrants  reduced by the
  number of shares which could
  have been purchased with the
  proceeds from exercise of
  options and warrants (treasury
  stock method) using average
  market price, except if
  anti-dilutive.                        61,815                   231,201                  61,815                231,201
Weighted average number of
  common and common equivalent
  shares outstanding                 2,860,449                 2,819,034               2,850,158              2,816,785
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Fully Diluted Earnings(Loss)
Per Share                            $   0.028              $      0.004               $   0.073              $   0.022
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